UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 25, 2009
THE TALBOTS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-12552	41-1111318

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Talbots Drive, Hingham, Massachusetts	02043

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (781) 749-7600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 7.01 Regulation FD Disclosure
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Ex-10.1 - Term Loan Agreement dated as of February 25, 2009 between The Talbots, Inc. and Aeon Co. Ltd.
Ex-10.2 - Revolving Credit Agreement dated as of February 26, 2009 between the Talbots, Inc. and The Bank of Tokyo-Mitsubishi UFJ, Ltd.
Ex-99.1 - Press Release of The Talbots, Inc. dated march 2, 2009

INFORMATION TO BE INCLUDED IN THE REPORT
Section 1 — Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.
     Aeon Term Loan
     As previously reported, on February 5, 2009 The Talbots, Inc. (“Talbots” or the “Company”) and Aeon Co., Ltd. (“Aeon”), which through its wholly owned subsidiary is the Company’s majority shareholder, entered into a commitment letter, pursuant to which Aeon agreed to provide Talbots a $200 million unsecured loan facility (the “Aeon loan”). On February 25, 2009, Talbots and Aeon executed the final term loan agreement. The final terms of the Aeon loan are substantially consistent with the terms previously disclosed.
     The funds from the $200 million Aeon loan were used, on February 27, 2009, to repay all of the outstanding indebtedness under the Acquisition Term Loan Agreement, which was entered into related to the 2006 J. Jill acquisition.
     The Aeon loan will be interest only until maturity without any scheduled principal payments prior to maturity.
     Interest on the Aeon loan will be a variable rate equal to LIBOR plus 6.00% (LIBOR is the six month London interbank offer rate expressed as a percentage rate per annum). Interest on the loan will be payable semi-annually in arrears. No loan facility fee is payable as part of the Aeon loan.
     The Aeon loan will mature on August 31, 2009, provided that Talbots will have the option to extend the maturity for additional six month periods, up to the third anniversary of the loan closing date, which is February 27, 2012.
     The Aeon loan will be subject to mandatory prepayment as follows: (a) 50% of excess cash flow (as defined in the agreement), (b) 100% of net cash proceeds of any sale of J. Jill and 75% of net cash proceeds on any other asset sales or dispositions, and (c) 100% of net cash proceeds of any debt issuances and 50% of net cash proceeds of any equity issuances (subject to such exceptions as to debt or equity issuances as the lender may agree to). The loan may be voluntarily prepaid, in whole or in part, at par plus accrued and unpaid interest and any break funding loss incurred upon not less than three business days’ prior written notice, at the option of the Company at any time. Upon any voluntary or mandatory prepayment, the Company will reimburse the lender for costs associated with early termination of any currency hedging arrangements related to the loan.
     The loan will be the unsecured general obligation of the Company ranking pari passu with all other unsecured and unsubordinated indebtedness of the Company.

     Under the terms of the agreement, Talbots may not incur, assume, guarantee or otherwise become or remain liable with respect to any indebtedness other than permitted indebtedness as defined in the agreement. Written consent of the lender in its discretion will be required prior to incurrences of indebtedness, liens, fundamental changes (including mergers, consolidations, etc.), dispositions of property (including sales of stock of subsidiaries), dividends (and other restricted payments), investments, transactions with affiliates and other related parties, sale leaseback transactions, swap agreements, changes in fiscal periods, negative pledge clauses, and clauses restricting subsidiary distributions, all on terms (and exceptions) set forth in the loan agreement. The Company is also limited in its ability to purchase or make commitments for capital expenditures in excess of amounts approved by Aeon.
     The Aeon loan agreement contains representations, warranties and covenants relating to the Company and its subsidiaries that are usual and customary for transactions of this nature or required by the lender for this transaction in particular, and the agreement provides for events of default, including failure to pay principal and interest when due and failure to perform or violation of the provisions or covenants of the agreement. The Aeon loan does not contain any financial ratio covenants.
     The principal terms of this financing were reviewed with and approved by the Company’s independent Audit Committee. Several of the members of the Company’s Board of Directors are affiliates of Aeon and related person transactions between the Company and Aeon are described in the Company’s 2008 proxy statement which was filed with the Securities and Exchange Commission on April 25, 2008.
     BTMU Revolving Credit Agreement
     As previously reported, Talbots has been working with four existing lenders to convert its short-term working capital lines of credit from uncommitted lines to committed lines, and on January 5, 2009 announced that it had converted three of these four existing lines, representing $150 million, to committed lines. On February 26, 2009, the Company entered into a revolving credit agreement with the fourth lender, Bank of Tokyo Mitsubishi UFJ, Ltd. (“BTMU”) finalizing the conversion of the $15 million uncommitted line to a committed line.
     The maturity date of the agreement is December 31, 2009. The agreement allows for borrowings for revolving loans or letters of credit, not to exceed $15 million in the aggregate. Each borrowing will bear interest for interest periods of six months or less as mutually established by the Company and BTMU, with such interest payable on the last day of each interest period or, in the event that the interest period exceeds three months, three months after the first day of the interest period. The interest rate will be a rate determined by BTMU to be its effective cost of funds plus an amount not lower than 0.625% and not higher than 1.30%.
     Amounts may be borrowed under the facility from time to time, subject to satisfaction of all conditions to borrowing set forth in the agreement, including without limitation accuracy of all representations and warranties, the absence of any material adverse effect or change, no event of default, and other customary borrowing conditions.

     The above description is a summary of the Aeon loan and the BTMU revolving credit agreement and is qualified in its entirety by the attached Exhibits 10.1 and 10.2.
Section 2 — Financial Information
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.
Section 5 — Corporate Governance and Management
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     As part of the Company’s plan to further improve liquidity, on February 26, 2009, in connection with the decision to freeze the Company’s tax-qualified pension plan (as described in Item 8.01 below), the Board of Directors of Talbots also approved a freeze of The Talbots, Inc. Supplemental Executive Retirement Plan (the “SERP”). Effective May 1, 2009, all future benefit accruals under the SERP will automatically cease for all participants, and the accrued benefits under the SERP will be determined and frozen as of that date. These changes to the SERP will not affect benefits earned by participants prior to May 1, 2009.
     This is in addition to the Company’s previous decision to suspend matching contributions under the Company’s defined contribution deferred compensation plans, including the Company’s non-qualified Supplemental Savings Plan.
Section 7 — Regulation FD
Item 7.01 Regulation FD Disclosure.
     On March 2, 2009, the Company issued a press release announcing the matters described under Items 1.01, 5.02, and 8.01 of this Form 8-K. A copy of the Company’s press release is furnished with this Form 8-K and attached hereto as Exhibit 99.1. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.
Section 8 — Other Events
Item 8.01 Other Events.
     Concurrently with the actions described above in Item 5.02, on February 26, 2009 the Board of Directors approved a freeze of The Talbots, Inc. Pension Plan (the “Pension Plan”).

Effective May 1, 2009, all future benefit accruals under the Pension Plan will automatically cease for all participants, and the accrued benefits under the Pension Plan will be determined and frozen as of that date. These changes to the Pension Plan will not affect benefits earned by participants prior to May 1, 2009.
     On March 2, 2009, the Company announced that its Board of Directors voted to suspend the Company’s quarterly cash dividend indefinitely.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

10.1	Term Loan Agreement dated as of February 25, 2009 between The Talbots, Inc. and Aeon Co. Ltd.

10.2	Revolving Credit Agreement dated as of February 26, 2009 between The Talbots, Inc. and The Bank of Tokyo-Mitsubishi UFJ, Ltd.

99.1	Press Release of The Talbots, Inc. dated March 2, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TALBOTS, INC.

Dated: March 2, 2009	By:	/s/ Carol Stone
	Name:	Carol Stone
	Title:	Senior Vice President, Finance